EXHIBIT 11.1



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                                                                EXHIBIT 11.1


                              AVON PRODUCTS, INC.
                    COMPUTATION OF PRIMARY INCOME PER SHARE
                     (In millions, except per share data)


                                                           Three months ended
                                                                March 31
                                                           ------------------
                                                           1995          1994
                                                           ----          ----

Weighted average shares of common stock:
  Weighted average shares outstanding during the period.  68.68         71.92
  Common stock equivalents*.............................     --            --
                                                         ------        ------

  Weighted average shares for primary income per share
    computation.........................................  68.68         71.92
                                                         ======        ======

Income from continuing operations.......................  $34.4        $ 31.1
  Discontinued operations, net of taxes.................     --          (1.6)
  Cumulative effect of accounting changes, net of
    taxes...............................................     --         (45.2)
                                                          -----        ------
  Net income (loss).....................................  $34.4        $(15.7)
                                                          =====        ======

Primary income per share:
  Continuing operations.................................  $ .50        $  .43
  Discontinued operations...............................     --          (.02)
  Cumulative effect of accounting changes...............     --          (.63)
                                                          -----        ------
  Net income (loss).....................................  $ .50        $ (.22)
                                                          =====        ======


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*Common stock equivalents are not reported because they result in less than three percent dilution.